                                                                 EXHIBIT 3


KPMG PEAT MARWICK THORNE   Suite 3300 Commerce Court West   Tel: (416) 777-8500
Chartered Accountants      P.O. Box 31, Stn Commerce Court  Fax: (416) 777-8818
- -------------------------------------------------------------------------------





June 6, 1996




Dakota Mining Corporation
410 17th Street, Suite 2450
Denver, CO  80202


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Dakota Mining Corporation (the "Company") covering 1,606,446 common shares of the Company of our report dated March 6, 1996, relating to the consolidated balance sheets of the Company and subsidiaries as at December 31, 1995 and 1994, and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended and for the period subsequent to the financial reorganization from September 16, 1993 through December 31, 1993, which report is referred to in the December 31, 1995 annual report on Form 10-K of the Company.

Very truly yours,

KPMG PEAT MARWICK THORNE

Chartered Accountants